                                                                    EXHIBIT 23.5

                          CONSENT OF LEHMAN BROTHERS
                          --------------------------

        We hereby consent to the use of our opinion letter dated March 30, 2001 to the Board of Directors of Network Peripherals Inc. (the "Company") attached as Annex B to the Company's Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Fairness Opinion of NPI's Financial Advisor", "Background of the Merger", "Reasons for the Merger ", "Opinion of NPI's Financial Advisor", "Annex A -- Agreement and Plan of Merger and Reorganization" and "Annex F -- Option Agreement". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                    LEHMAN BROTHERS INC.



                                    By:    /s/ Alex Allgood
                                        ---------------------------------------
                                        Alex Allgood
                                        Menlo Park, California